SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2009 (January 14, 2009)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition

To the extent applicable, the information set forth in Item 7.01 of this 8-K hereby is incorporated by reference in this Item 2.02.

ITEM 7.01.                        REGULATION FD DISCLOSURE.

On January 14, 2009, the Company implemented payroll and other related cost reductions primarily because of reduced demand anticipated for its products from the United States President’s Emergency Plan for AIDS Relief or PEPFAR.  The anticipated reduced demand is primarily due to a change in the testing protocol in Nigeria, which the Company first reported in March 2008.

In 2008 the Company realized revenues related to Nigeria of approximately $3MM, which constituted approximately 30% of its revenues. The Company is terminating approximately 33% of its employees in production-related activities.  In addition, the Company is taking other cost-reduction actions, which, when fully implemented and combined with the aforementioned personnel reductions, are anticipated to reduce quarterly compensation and other costs by a total of at least $300,000 as compared to the fourth quarter of 2008.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 16, 2009                                                 Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer